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                                                                 EXHIBIT 3.4(i)
                        CERTIFICATE OF INCORPORATION
                                     OF
                         MONCHEM INTERNATIONAL, INC.


         1. The name of the corporation is MONCHEM INTERNATIONAL, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         The maintenance and management of intangible assets and/or investments and collection and distribution of the income from such assets and/or investments or any other purpose permitted under 30 Delaware Code
Section 1902(b)(8).

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar and No Cents ($1.00), amounting in the aggregate to One Thousand Dollars and No Cents ($1,000.00).

         5. The name and mailing address of each incorporator is as follows:

                     NAME                            MAILING ADDRESS
                     ----                            ---------------
                 D. J. Murphy            1209 Orange St., Wilmington, DE 19801
                 M. A. Brzoska           1209 Orange St., Wilmington, DE 19801
                 L. J. Vitalo            1209 Orange St., Wilmington, DE 19801

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate


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members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of April, 1997.



                                                 /s/ D. J. Murphy
                                           -------------------------------
                                                     D. J. Murphy


                                                 /s/ M. A. Brzoska
                                           -------------------------------
                                                     M. A. Brzoska


                                                 /s/ L. J. Vitalo
                                           -------------------------------
                                                     L. J. Vitalo

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                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION


         Monchem International, Inc., a company organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Company adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Company:

                  RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the Article thereof numbered "3" so that, as amended, said Article shall be and read as follows:

                  "The nature and the business or purposes to be conducted or promoted is:

                           To engage in any lawful act or activity for which
                  corporations may be organized under the General
                  Corporation Law of Delaware."

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Monchem International, Inc. has caused this certificate to be signed by R. L. Bishop, its President, this 18th day of December, 1998.

                                              MONCHEM INTERNATIONAL, INC.



                                              By  /s/ R. L. Bishop
                                                 ----------------------------
                                                  R. L. Bishop

                                   - 3 -